UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2010 (October 18, 2010)

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-50755	55-0865043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2477 East Commercial Boulevard, Fort Lauderdale, FL 33308

(Address of Principal Executive Offices) (Zip Code)

954-776-2332

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 18, 2010, the Board of Directors of the Corporation approved and authorized a reverse stock split of the Corporation’s common stock at a ratio of one-for-four.

The reverse stock is expected to take effect on the close of business on November 5, 2010 (the “Effective Date”). At that time, each four shares of the Corporation’s common stock, par value $.01 per share, outstanding will automatically convert into one share of the Corporation’s common stock, par value $.01 per share, with any fractional shares rounded up to the nearest whole share.

On the Effective Date, the number of authorized shares of the Company’s common stock will also be ratably decreased from 6,000,000 shares to 1,500,000 shares. The reverse split does not require the vote or approval of the Corporation’s shareholders under the Florida Business Corporation Act.

As previously reported, the Corporation received a notice from The NASDAQ Stock Market on June 29, 2010, stating that the minimum bid price of the Corporation’s common stock was below $1.00 per share for thirty consecutive business days and that the Corporation was therefore not in compliance with the minimum bid price requirement for continued listing set forth in Listing Rule 5450.

The reverse split is intended to enable the Corporation to gain compliance with NASDAQ Listing Rule 5450 and keep the Corporation’s common stock listed on NASDAQ. After the Effective Date, trading of the Corporation’s common stock on the NASDAQ Capital Market will continue, on a reverse split-adjusted basis, with the opening of the markets on November 8, 2010.

Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. The Corporation’s Board of Directors believes that increasing the per share trading price of our common stock will result in the price increasing above, and remaining above, the $1.00 bid price required by the NASDAQ listing rule. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the reverse stock split will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split, that the market price of our common stock will not decrease in the future, or that we will otherwise be able to comply with applicable listing requirements. Moreover, some investors may view the reverse stock split negatively since it reduces the number of shares of common stock available in the public market.

For the purpose of identifying a recent reverse stock split, the Corporation’s trading symbol will be temporarily changed from “OPHC” to “OPHCD” for a period of twenty trading days beginning November 8, 2010. The Corporation’s trading symbol is expected to revert to OPHC on December 7, 2010.

A copy of the Corporation’s press release regarding the reverse split is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release dated October 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 21, 2010	By:	/s/ Richard L. Browdy
Richard L. Browdy President and Chief Financial Officer